 EXHIBIT 10.5

FIRST AMENDMENT TO LOAN AGREEMENT

This First Amendment to Loan Agreement (this “Amendment”), dated as of August 31, 2009, is entered into by and among SunPower Corporation, a Delaware corporation (“Borrower”), SunPower Corporation, Systems, a Delaware corporation (“SCS”), and SunPower, North America, LLC, a Delaware limited liability company (together with SCS, collectively, the "Guarantors"), and Union Bank, N.A. (“Lender”).

BACKGROUND

A.           Borrower and Lender are parties to a certain Loan Agreement, dated as of April 17, 2009, (as amended from time to time the “Loan Agreement”), pursuant to which Lender has provided a term loan to Borrower.  Any capitalized term not defined herein shall have the meanings ascribed thereto in the Loan Agreement.

B.           To induce Lender to extend credit to Borrower, each Guarantor executed and delivered to Lender a Continuing Guaranty, dated April 17, 2009, guaranteeing the payment and performance of Borrower's obligations to Lender (the “Guaranty”).

C.           Borrower has requested that Lender agree to amend certain provisions of the Loan Agreement, and, although Lender is under no obligation to do so, Lender is willing to amend the Loan Agreement, in accordance with the terms, and subject to the conditions, set forth herein.

AGREEMENT

The parties to this Amendment, intending to be legally bound, hereby agree as follows:

    1. Incorporation of Recitals.  Each of the above recitals is incorporated herein as true and correct and is relied upon by Lender in agreeing to the terms of this Amendment.

                2. Representations and Warranties of Borrower.  Borrower represents, warrants, covenants and agrees for the benefit of Lender that: (a) the representations and warranties set forth in the Loan Agreement remain true and correct as of the date hereof, and (b) no event has occurred or failed to occur that is, or, with notice or lapse of time or both would constitute, a default, an Event of Default, or a breach or failure of any condition under any Loan Document.

                3. Amendments to Loan Agreement.

                       a. Section 1.2 of the Loan Agreement is hereby amended by amending and restating clause (viii) of the definition of “Permitted Indebtedness” to read as follows:

“(viii) indebtedness of Borrower in an aggregate principal amount not to exceed One Hundred Fifty Million Dollars ($150,000,000) under the secured letter of credit facility provided under the Wells Fargo Credit Agreement as in effect on the Closing Date; provided that such amount may be increased to an aggregate principal amount not more than Two Hundred Million Dollars ($200,000,000);”

                        b. Section 4.7 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“4.7           [Deleted].”

               4. Conditions Precedent.  Borrower and each Guarantor understand that this Amendment shall not be effective and the consent provided by Lender hereunder shall have no force or effect until each of the following conditions precedent has been satisfied, or waived in writing by Lender (in Lender's sole discretion):

a.	Borrower and each Guarantor shall have executed and delivered to Lender this Amendment; and

b.	The representations and warranties of Borrower under the Loan Agreement and this Amendment shall be true and correct as of the date hereof.

              5. Confirmation of Guaranty. Each Guarantor ratifies and reaffirms its obligations under the Guaranty and each and every term, condition, and provision of the Guaranty.  Each Guarantor further represents and warrants that it has no defenses or claims against Lender that would or might affect the enforceability of the Guaranty and that the Guaranty remains in full force and effect.

              6. No Waivers.  The Loan Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed by Borrower in all respects.  Nothing contained in this Amendment shall be construed to imply a willingness on the part of Lender to grant any similar or other future amendments or modifications to any of the terms and conditions of the Loan Agreement or the other Loan Documents or shall in any way prejudice, impair or effect any rights or remedies of the Lender under the Loan Agreement or the other Loan Documents.  The execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Lender under the Agreement, as in effect prior to the date hereof.  Borrower further ratifies and reaffirms the continuing effectiveness of the Loan Agreement and all promissory notes, guaranties, security agreements, and all other instruments, documents and agreements entered into in connection with the Loan Agreement.  Nothing in this Amendment shall constitute a satisfaction of Borrower’s or any Guarantor’s Obligations.

               7. Miscellaneous.  Borrower acknowledges and agrees that the representations and warranties set forth herein are material inducements to Lender to deliver this Amendment.  This Amendment shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, and their respective permitted successors and assigns.  This Amendment and the Loan Agreement shall be read together as one document.  Where any provisions of the Loan Agreement amended by this Amendment appear in a promissory note tied to the Loan Agreement, the same provisions in said promissory note shall be deemed likewise amended.  No other person or entity shall be entitled to claim any right or benefit hereunder, including, without limitation, the status of a third party beneficiary hereunder.  This Amendment shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.  This Amendment may be executed in any number of counterparts, including by electronic or facsimile transmission, each of which when so delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Borrower, Guarantors and Lender have caused this Amendment to be executed as of the date first written above.

SUNPOWER CORPORATION By: /s/ Dennis Arriola Name: Dennis Arriola Title: SVP and CFO	UNION BANK, N.A. By: /s/ Allan B. Miner Name: Allan B. Miner Title: Vice President
SUNPOWER CORPORATION, SYSTEMS By: /s/ Dennis Arriola Name: Dennis Arriola Title: SVP and CFO
SUNPOWER NORTH AMERICA, LLC By: SunPower Corporation, its sole member By: /s/ Dennis Arriola Name: Dennis Arriola Title: SVP and CFO

3